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                                                                   Exhibit 3-242
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     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 05/04/1995
  950098884 - 2186369

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          PROVIDENCE HEALTH CARE, INC.

   The undersigned Secretary of Providence Health Care, Inc., a Delaware corporation (the "Corporation") hereby certifies as follows:

   The Corporation's present name is Providence Health Care, Inc. The date of filing of its original certificate of incorporation with the Secretary of State of Delaware was February 3, 1989.

   This Restated Certificate of Incorporation further amends the certificate of incorporation of the Corporation, as heretofore amended and now in effect, and restates and integrates into a single instrument all of the provisions thereof as so amended. This Restated Certificate of Incorporation was proposed by the board of directors of the Corporation and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Section 242 of the General Corporation Law of the State of Delaware and is as follows:

   1. The name of the Corporation is Providence Health Care, Inc.

   2. The location of its registered office in the State of Delaware is 15 East North Street, Dover (Kent County), Delaware 19901. The name of its registered agent at such address is United Corporate Services, Inc.

   3. The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

   4. The authorized capital stock of the Corporation shall be 3,000 shares of common stock, par value $0.01 per share.

   5. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

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   6. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

   7. The Corporation eliminates the personal liability of each member of its board of directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit.

   8. The Corporation shall indemnify to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

                                         /s/ Bradford G. Burkett
                                         ----------------------------
                                         Bradford C. Burkett
                                         Secretary

Dated: May 2, 1995

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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 10:00 AM 06/24/1998
                                                          981244335 - 2186369


                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE
                                    * * * * *

PROVIDENCE HEALTH CARE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

   The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC. and the present registered office of the corporation is in the county of KENT COUNTY.

   The Board of Directors of PROVIDENCE HEALTH CARE, INC. adopted the following resolution on the 11th day of May, 1998.

   Resolved, that the registered office of PROVIDENCE HEALTH CARE, INC. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

   IN WITNESS WHEREOF, PROVIDENCE HEALTH CARE, INC. has caused this statement to be signed by Ira C. Gubernick, its Secretary, this 15th day of May, 1998.

                                     /s/ Ira C. Gubernick
                                     -----------------------------
                                     Ira C. Gubernick, Secretary

(DEL. - 264 - 6/15/94)